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                                 EXHIBIT (6)(a)

                            ARTICLES OF INCORPORATION

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                                 [LOGO OF IOWA]

                                                                No. W00225282
                                                                Date: 12/23/1999

                               SECRETARY OF STATE

490 DP-000235378
PEOPLES BENEFIT LIFE INSURANCE COMPANY

                        ACKNOWLEDGMENT OF DOCUMENT FILED

The Secretary of State acknowledges receipt of the following document:

        Articles of Incorporation

The document was filed on December 22, 1999, at 04:16 PM, to be effective as of December 31, 1999, at 12:01 AM.

The amount of $50.00 was received in full payment of the filing fee.

This acknowledgment is issued in accordance with Iowa Code section 490.902.

[SEAL]

                                           /s/ Chester J. Culver
                                           -------------------------------------
                                           CHESTER J. CULVER SECRETARY OF STATE

                                 [RECYCLED LOGO]

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                 ARTICLES OF REDOMESTICATION AND REINCORPORATION

                                       OF

                     PEOPLES BENEFIT LIFE INSURANCE COMPANY

        Pursuant to Sections 1006 and 1007 of the Iowa Business Corporation Act, the undersigned Corporation adopts the following Articles of Redomestication and
Reincorporation:

        1.      The name of the Corporation is Peoples Benefit Life Insurance
                Company.

        2. The Articles of Redomestication and Reincorporation adopted are as attached as Exhibit 1."

        3. The date of adoption of the Articles of Redomestication and Reincorporation was December 8, 1999, to be effective December 31, 1999.

        4. The Articles of Redomestication and Reincorporation were approved by the shareholders. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately, and the number of votes of each voting group indisputably represented is as follows:

DESIGNATION
    OF               SHARES           VOTES ENTITLED           VOTES
  GROUP            OUTSTANDING          TO BE CAST          REPRESENTED

Common                 916,000               916,000            916,000
Preferred            2,290,000             2,290,000          2,290,000

                The total number of undisputed votes cast for the amendment was:

                VOTING                       VOTES
                GROUP                         FOR

                Common                      916,000
                Preferred                 2,290,000

        The number of votes cast for the Articles of Redomestication and Reincorporation by each voting group was sufficient for approval by that voting group.


                                                    PEOPLES BENEFIT LIFE
                                                    INSURANCE COMPANY


                                                    By: /s/ Craig D. Vermie
                                                       --------------------
                                                       Craig D. Vermie
                                                       Secretary

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                 ARTICLES OF REDOMESTICATION AND REINCORPORATION
                                       OF
                     PEOPLES BENEFIT LIFE INSURANCE COMPANY
                       (An Existing Missouri Corporation)
                          PURSUANT TO THE PROVISIONS OF
         SECTION 490.902, CHAPTER 490, AND SECTION 508.12, CHAPTER 508,
                               OF THE CODE OF IOWA

        The undersigned, PEOPLES BENEFIT LIFE INSURANCE COMPANY, a corporation organized under the laws of the State of Missouri for the purpose of continuing its existence, without interruption, as a corporation organized under the laws of the State of Iowa, does hereby elect, pursuant to the laws of the State of Iowa (Iowa Code, Sections 490.902 and 508.12), to become redomesticated and reincorporated as an Iowa Corporation. Upon the taking of effect of these Articles of Redomestication and Reincorporation, Peoples Benefit Life Insurance Company shall be and continue to be possessed of all privileges, franchises and powers to the same extent as if it had been originally incorporated under the laws of the State of Iowa; and all privileges, franchises and powers belonging to said corporation, and all property, real, personal and mixed, and all debts due on whatever account, all certificates of authority, agent appointments, outstanding insurance policies, capital structure, and all choices in action, shall be and the same are hereby ratified, approved, confirmed and assured to Peoples Benefit Life Insurance Company, with like effect and to all intents and purposes as if it had been originally incorporated under the laws of the State of Iowa. Without limitation of the foregoing, Peoples Benefit Life Insurance Company shall be given recognition as a domestic insurance company of the State of Iowa for all purposes from and after August 6, 1920, the date of its initial authorization as an insurer under the laws of the State of Missouri.

        For the purpose of setting forth its charter as an Iowa Corporation, Peoples Benefit Life Insurance Company hereby adopts the following Articles of Redomestication and Reincorporation:

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                                    ARTICLE I

        The name of the corporation shall be Peoples Benefit Life Insurance Company.

        [The remainder of this page was intentionally left blank]

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                                   ARTICLE II

        The principal office for the transaction of business of the Corporation shall be located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499. The registered agent for the Corporation shall be Craig D. Vermie, 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499.

                                   ARTICLE III

        The Corporation shall be formed for the following purposes: To make insurance upon the lives of individuals (including variable life) and every assurance pertaining thereto or connected therewith; to grant, purchase and dispose of annuities (including variable annuities) and endowments of every kind and description whatsoever; to provide for contracts of indemnity against death and for weekly or other periodic indemnities for disability occasioned by accident or sickness to the person of the insured, and to do such other things as may be permitted a corporation of this kind by law, and not prohibited by Chapters 490, 506, 507, 508, 508A, 509, 511, 514A and 515 of the Code of Iowa,
as amended.

                                   ARTICLE IV

                                Authorized Shares

        The aggregate number of shares of capital stock which the Corporation has authority to issue is 3,436,000 shares, consisting of:

                1. 1,146,000 shares of Common Stock, par value $11.00 per share (the "Common Stock"); and

                2. 2,290,000 shares of Preferred Stock, par value $11.00 per share (the "Preferred Stock").

                                  Common Stock

        Except as may otherwise be required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

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                1.      Voting Rights. Each share of the Common Stock shall be
                entitled to one vote per share on all matters to be voted upon by the shareholders of the Corporation.

                2. Dividends. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of the Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

                3. Liquidation. Subject to the provisions of the Preferred Stock, the holders of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation.

                                 Preferred Stock

        Except as may otherwise be required by applicable law, all shares of the Preferred Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

                1. Voting Rights. The shares of the Preferred Stock shall not have any voting rights with respect to matters to be voted upon by the shareholders of the Corporation.

                2. Dividends. The holders of the Preferred Stock shall be entitled to receive a cumulative dividend equal to eight and one-half percent (8 1/2) per annum of the Liquidation Value of the Preferred Stock. Such dividends shall accrue whether or not they have been declared or whether or not there are any profits, surplus or other funds of the Corporation legally available for the payment of dividends. In the event that dividends are not paid on the Preferred Stock, then the dividends shall accumulate, and such accumulated dividends must be paid prior to the payment of any dividend declared

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                by the Corporation on any share of its Common Stock or Preferred
                Stock authorized and issued by the Corporation.

                3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Stock will be entitled to be paid out of the assets of the Corporation available for distribution, before any distribution or payment is made upon any of the Corporation's equity securities, an amount in cash equal to $240.00 per share (the "Liquidation Value"), plus all accrued and unpaid dividends thereon to and including the date of payment. In the event that the assets of the Corporation available for distribution to the holders of shares of the Preferred Stock upon any liquidation, dissolution or winding up of the Corporation are insufficient to pay in full all amounts to which such holders are entitled pursuant to this Paragraph 3, proportionate distributive amounts shall be paid on account of the shares of the Preferred Stock, ratably, in proportion to the full distributive amounts to which the holders of all such shares are respectively entitled upon such liquidation, dissolution or winding up.

                4. Redemption. The Corporation may at any time, commencing five (5) years after the date on which the Preferred Stock is issued, redeem all or any portion of the Preferred Stock then outstanding at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon), provided that all such redemptions are made pro rata among the holders of the Preferred Stock on the basis of the number of shares of Preferred Stock held by such holder.

                               Regulatory Approval

        So long as the Corporation is subject to registration under Iowa Code
Section 521A.4, no annual or cumulative dividend shall be paid by the Corporation to shareholders, nor shall any other distribution be made to shareholders with regard to the Common Stock or the Preferred Stock, without complying with the

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requirements of Iowa Code Section 521A.5.

                                    ARTICLE V

        The Corporation shall be managed and controlled by a Board of Directors composed of not less than seven or more than twenty-one, which said Board of Directors shall elect a Chairman of the Board, President, Vice President, Secretary and Treasurer of the Corporation. In addition, said Board of Directors may elect one or more Senior Vice Presidents, one or more Executive Vice Presidents, additional Vice Presidents, Assistant Secretaries and Assistant Treasurers and may appoint or employ such agents and employees for the Corporation as is deemed necessary or advisable for the proper conduct of the business of the Corporation. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, if less than seven (7) members are present at said meeting, a majority of the Directors present may adjourn the meeting without further notice. The Bylaws of the Corporation may provide for such other powers and duties of the Board of Directors, not inconsistent with the constitution and laws of the State of Iowa, as may be deemed advisable and in the best interest of the Corporation.

        The Board of Directors shall be elected annually at an annual meeting of the shareholders to be held on the first Thursday in May of each and every year hereafter, and if not so held in any year, through oversight or otherwise, then at such time as may be fixed by the Board of Directors by resolution. Five percent (5%) of the number of shares of outstanding stock, represented personally or by proxy shall constitute a quorum. In the event a quorum is not present when the meeting is called, the meeting shall be adjourned from day to day, until a quorum is achieved. The directors elected at any annual meeting of the shareholders shall continue in office one year and until their successors are duly elected and qualified; and in the event any vacancy shall occur in the Board of Directors from any cause, the remaining directors shall elect a director to fill such vacancy, which said director so elected shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and qualified.

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                                   ARTICLE VI

        The duration of the Corporation is perpetual.

                                   ARTICLE VII

        A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for any transaction from which the director derived any improper personal benefit, or (iv) under Section 490.833 of the Iowa Business Corporation Act. If the Iowa Business Corporation Act is amended after these Articles of Incorporation become effective to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act, as so amended.

        Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

        Service on the Board of Directors of the corporation, or as an officer, or employee thereof, or any such service at the request of the corporation in a like position on behalf of any other corporation, partnership, joint venture, trust, employee benefit plan, or other entity, is deemed by the corporation to have been undertaken and carried on in reliance by such persons on the full exercise by the corporation of all powers of indemnification which are granted to it under the Iowa Business Corporation Act as amended from time to time. Accordingly, the corporation shall exercise all of its permissive powers whenever, as often as necessary and to the fullest extent possible to indemnify such persons. Such indemnification shall be limited or denied only when and to the extent that the Iowa Business Corporation Act or other applicable legal principles limit or deny the corporation's authority to so act. This provision and the indemnification provisions of the Iowa Business Corporation Act (to the extent not

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otherwise governed by controlling precedent) shall be construed liberally in favor of the indemnification of such persons.

        IN WITNESS WHEREOF, the undersigned President has executed this instrument and the Secretary of the Company has affixed the corporate seal of the Company hereto and attested said seal of this 9th day of December, 1999.


                                         /s/ Bart Herbert
                                         ------------------------------
                                         Bart Herbert, Jr., President


                                         /s/ Craig D. Vermie
                                         ------------------------------
                                         Craig D. Vermie, Secretary

STATE OF IOWA     )
                  )
COUNTY OF LINN    )

        The foregoing instrument was acknowledged before me this 9th day of December, 1999, by the President and Secretary respectively of Peoples Benefit Life Insurance Company.


                                         /s/ [ILLEGIBLE]
                                         ------------------------------
                                         Notary Public

My commission expires: 6/12/2001

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                             CERTIFICATE OF APPROVAL
                                ATTORNEY GENERAL

        Pursuant to provisions of the Iowa Code, the undersigned approves the "Articles of Redomestication and Reincorporation" for Peoples Benefit Life Insurance Company (adopted December 8, 1999) and finds them in conformance with the laws of the United States and with the laws and Constitution of the State of Iowa.


                                         THOMAS J. MILLER
                                         Attorney General of Iowa


12-22-99                                 By: /s/ Scott M. Galenbeck
Date                                        ---------------------------
                                            SCOTT M. GALENBECK
                                            Assistant Attorney General

                             CERTIFICATE OF APPROVAL
                            COMMISSIONER OF INSURANCE

        Pursuant to the provisions of the Iowa Code, the undersigned approves the "Articles of Redomestication and Reincorporation" for Peoples Benefit Life Insurance Company (adopted December 8, 1999).


                                         THERESE M. VAUGHAN
                                         Commissioner of Insurance


12.22.99                                 By: /s/ Robert L. Howe
Date                                        ---------------------------
                                            ROBERT L. HOWE
                                            Deputy Commissioner of Insurance

O:deb Articles application"                                     FILED
                                                                IOWA
                                                         SECRETARY OF STATE
                                                              12-22-99
                                                              4:16 pm

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490 DP-000235378
PEOPLES BENEFIT LIFE INSURANCE COMPANY
  PEOPLES BENEFIT LIFE INS CO
  4333 EDGEWOOD RD NE
  PO BOX 1447
  CEDAR RAPIDS, IA 52499